INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated December 10, 1999, appearing in this Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 1999.





/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
December 21, 1999